Exhibit 10.2

Comprehensive Settlement Agreement, Mutual Release of Liability, and Indemnification

This Agreement is made and entered into as of January 14, 2025, by and among Liqueous LP (“Liqueous”), Nuburu, Inc. (the “Company”), and the following officers and directors of Nuburu, Inc., collectively referred to as the “Released Parties”:

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Alessandro Zamboni - Executive Chairman of the Board
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Brian Knaley - CFO/CEO
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Daniel Hirsch – NED
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Matteo Ricchebuono - NED
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Elizabeth Mora – I-NED
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Dario Barisoni - I-NED
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Shawn Taylor- I-NED

Together, Liqueous, the Company, and the Released Parties are referred to herein as the “Parties.”

Recitals

A. The Parties acknowledge mutual disagreements concerning the actions and transactions conducted between Liqueous and the Company, including but not limited to issues surrounding shareholder approval, share issuance delays, the Esousa financing, delisting, and the devaluation of certain securities held by Liqueous.

B. The Parties wish to avoid litigation, foreclosures, or insolvency proceedings and instead resolve all disputes amicably through this Agreement.

C. No Party admits wrongdoing in connection with any past events, and this Agreement is intended solely to establish a mutual release of all claims and liabilities and define actions for financial and operational resolution.

Agreement

1. Mutual Release of Claims

1.1 Release by Liqueous

Liqueous hereby releases Nuburu, Inc., and its officers, directors, employees, agents, and representatives, including but not limited to the Released Parties listed above, from any and all claims, actions, causes of action, liabilities, obligations, damages, and losses arising from or relating to any events or transactions that occurred prior to the execution of this Agreement.

1.2 Release by the Company and Released Parties

Nuburu, Inc., and the Released Parties hereby release Liqueous and its partners, employees, agents, and representatives from any and all claims, actions, causes of action, liabilities, obligations, damages, and losses arising from or relating to any events or transactions that occurred prior to the execution of this Agreement.

2. Indemnification

2.1 Indemnification by Liqueous

Liqueous agrees to indemnify and hold harmless Nuburu, Inc., and the Released Parties from any claims or liabilities asserted by third parties arising from actions taken by Liqueous under this Agreement.

2.2 Indemnification by Nuburu and Released Parties

Nuburu, Inc., and the Released Parties agree to indemnify and hold harmless Liqueous from any claims or liabilities asserted by third parties arising from actions taken by Nuburu under this Agreement.

3. Settlement Actions and Payment Schedule

The Parties agree to the following actions and payment schedule to resolve all disputes and establish a clear path forward:

3.1 Issuance of Shares to Liqueous

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The Company shall immediately execute and deliver issuance resolutions to Continental Stock Transfer & Trust (“Continental”) to release 9,187,631 shares owed to Liqueous under prior agreements. These issuance resolutions shall be executed and tendered to Continental by Brian Knaley.

Upon confirmation of delivery of these resolutions:

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Liqueous will pay to the Company $1,000,000 as indemnity under the following payment schedule:
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$300,000 within 24 hours;
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$450,000, by Monday 20 January;
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$250,000, by Friday 24 January.
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Liqueous represents and warrants that, as of the effective date of this Agreement, it maintains a minimum collective balance of $750,000 in immediately available funds between Liqueous and its principals. Liqueous further represents and warrants that it does not act as an underwriter and does not engage in any unregistered broker-dealer activities.

3.2 Exchange of Pre-Funded Warrants

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The Company shall execute a Section 3(a)(9) exchange for the pre-funded warrants valued at $2.2 million (“Liqueous Pre-Funded Warrants”) that were devalued following delisting. Such exchange shall comply with the Esousa-related restrictions set forth in the court-ordered injunction, which prohibits the issuance of new shares until thirty (30) days after the S-1 Registration Statement becomes effective. The exercise price of these warrants shall be adjusted to the at-the-market (ATM) price on the date of exchange.
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The Company shall deliver all required issuance resolution documentation to the Transfer Agent at the earliest date permissible under the Esousa restrictions.
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Upon completion of the exchange and delivery of resolutions, Liqueous will pay $500,000 to the Company within 24 hours, as residual subscription price of the Liqueous Pre-Funded Warrants.

3.3 Payment to Anson Fund

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Liqueous acknowledges and confirms that Anson Fund will receive its final payment, within 24 hours of the release, closing the file and relationship with them

4. Business support

With the aim at supporting the blue-laser business line of the Company, Liqueous will introduce a pre-audited laser company from Israel, which is prepared for a M&A transaction.

5. Consideration for Release

The total cash consideration of $1,500,000 paid by Liqueous to the Company, serves as full and final consideration for this mutual release and indemnification.

6. Execution and Timing

Payments by Liqueous will commence according to the schedule outlined in Section 3.

7. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

8. Entire Agreement

This Agreement constitutes the entire understanding between the Parties and supersedes all prior agreements or understandings, whether written or oral.

Signatures

Nuburu, Inc.

By:	/s/ Alessandro Zamboni
Name:	Alessandro Zamboni
Title:	Executive Chairman of the Board

Liqueous LP

By:	/s/ Jacob Fernane
Name:	Jacob Fernane
Title:	Managing Partner